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                                 TERMS AGREEMENT


                                                               February 22, 2006


Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, New York 10013
Attn:  Treasury Capital Markets

Ladies and Gentlemen:

      We understand that Citigroup Funding Inc., a Delaware corporation (the "Company"), proposes to issue and sell $28,500,000 aggregate principal amount of its Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM with Potential Supplemental Interest at Maturity Due January 25, 2010 (the "Notes"). The payments due under the Notes will be fully and unconditionally guaranteed by Citigroup Inc., a Delaware corporation (the "Guarantor"). Subject to the terms and conditions set forth herein or incorporated by reference herein, Citigroup Global Markets Inc. (the "Underwriter") offers to purchase 2,850,000 Notes for an amount equal to $27,858,750 (97.75% of the aggregate principal amount). The Closing Date shall be February 27, 2006 at 9:00 a.m. at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

      The Notes shall have the following terms:

Title: Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM with Potential Supplemental Interest at Maturity Due January 25, 2010.

Maturity:                        January 25, 2010.

Maturity Payment:                Holders of the Notes will be entitled to
                                 receive at maturity, for each $10 principal amount of Notes such holders hold, a payment equal to the sum of $10 and an index return amount (as defined in the Prospectus Supplement dated February 22, 2006 relating to the Notes).

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Interest Rate                    The Notes do not bear interest.  No payments on
                                 the Notes will be made until maturity

Initial Price To Public:         100% of the principal amount thereof

Redemption Provisions:           The Notes are not redeemable by the Company
                                 prior to maturity.

Trustee:                         The Bank of New York.

Indenture:                       Indenture, dated as of June 1, 2005.

      All the provisions contained in the document entitled "Citigroup Funding Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated May 3, 2005 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      Basic provisions varied with respect to this Terms Agreement:

      (a)   In Section 1, insert the following:

            (c) As of 4:00 p.m. on February 22, 2006, the Preliminary Final Prospectus dated January 17, 2006, including the documents incorporated by reference therein, and the documents listed in Schedule I hereto, considered together with the amount, the public offering price, the delivery date and the maturity date of the Securities, and the participation rate, each as set forth on the front cover of the Final Prospectus, and the starting value and valuation date, as set forth under the heading "Summary Information--Q&A" in the Final Prospectus (except as to the financial statements or other data of a financial or statistical nature contained therein), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b)   in Section 5, insert the following:

            (i) Each of the Company and the Guarantor represents and agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representative, and each of the Underwriters, severally and not jointly, represents and agrees with the Company and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the

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      Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 under the Act ("Issuer Free Writing Prospectus") or that would otherwise constitute a free writing prospectus as defined in Rule 405 under the Act ("Free Writing Prospectus") required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto.

      (c) delete the text of Section 6(b) (including subsections (i) through (x)) and insert in lieu thereof the following:

            (b) The Company and the Guarantor shall have requested and caused the counsel for the Company and the Guarantor to have furnished to the Representative an opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Annex A hereto.

            (d) in the tenth line of Section 8(a), delete "or the Final Prospectus" and insert in lieu thereof ", the Final Prospectus or any Issuer Free Writing Prospectus"

      The Underwriter hereby agrees in connection with the underwriting of the Notes to comply with the requirements set forth in any applicable sections of
Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

      Michael S. Zuckert, Esq. is General Counsel, Finance and Capital Markets of the Guarantor and legal counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Underwriter. Cleary Gottlieb Steen & Hamilton LLP is special tax counsel to the Company and the Guarantor.

      Please accept this offer no later than 9:00 p.m. on February 22, 2006, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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      "We hereby accept your offer, set forth in the Terms Agreement, dated
February 22, 2006, to purchase the Notes on the terms set forth therein."

                                              Very truly yours,



                                              CITIGROUP GLOBAL MARKETS INC.


                                              By: /s/ Richard T. Chang
                                                  -----------------------------
                                                   Name:  Richard T. Chang
                                                   Title: Managing Director

ACCEPTED:

CITIGROUP FUNDING INC.



By: /s/Geoffrey S. Richards
    -------------------------------
    Name:  Geoffrey S. Richards
    Title: Vice President
           and Assistant Treasurer


CITIGROUP INC.



By: /s/ Charles E. Wainhouse
    -------------------------------
    Name:  Charles E. Wainhouse
    Title: Assistant Treasurer

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                                     ANNEX A

                   Form of Company Opinion to the Underwriters

      (i) each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

      (ii) each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the Company or the Guarantor, as applicable;

      (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding instrument enforceable against the Company and the Guarantor in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law);

      (iv) the Securities have been validly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and delivered as contemplated by the Agreement and by the Indenture, will be validly issued and outstanding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law) and conform in all material respects to the description thereof in the Prospectus and any "issuer free writing prospectus" (as defined in Rule 433 under the Act);

      (v) the Guarantee has been duly authorized and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law);

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      (vi)  the Indenture conforms in all material respects to the description thereof in the Prospectus;

      (vii) the Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company and the Guarantor;

      (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Company and the Guarantor of the transactions contemplated herein or in the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the sale of the Securities;

      (ix) The execution, delivery and performance of the Indenture and the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Securities in compliance with the terms and provisions thereof, will not result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements or instruments of the Company and the Guarantor, as the case may be, filed by the Guarantor with the Securities and Exchange Commission as exhibits to the Registration Statement and to its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2005; (ii) Current Reports on Form 8-K filed from January 13, 2006 to the Closing Date;
(iii) registration statement on Form S-3 (Registration No. 333-117615); (iv) registration statement on Form S-3 (Registration No. 333-126744); and (v) registration statement on Form S-3 (Registration No. 333-106510), or result in a violation of the charter or By-Laws of the Guarantor or any of its material subsidiaries, including the Company, or any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Guarantor or any of its material subsidiaries, including the Company, or any of their properties; provided, however, that no opinion is expressed in this paragraph with respect to (i) the rights to indemnity and contribution contained in the Terms Agreement (including the provisions of this Agreement), which may be limited by federal or state securities laws or the public policy underlying such laws; or (ii) any state securities or blue sky laws;

      (x) such counsel has no reason to believe that as of 4:00 p.m. on the date of the Terms Agreement, the Preliminary Final Supplement, subject to completion, dated January 17, 2006, including the documents incorporated by reference therein, and the documents listed in Schedule I hereto (except as to the financial statements or other data of a financial or statistical nature contained therein, as to which no opinion is expressed) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the

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statements therein, in the light of the circumstances under which they were made, not misleading; and

      (xi) the Registration Statement was declared effective under the Act, and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or have been communicated by the Commission to the Company as being contemplated by it under the Act. The Registration Statement, as of its effective date, and the Final Prospectus, as of its date and as of the Closing Date, comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the applicable rules and regulations thereunder (except as to the financial statements or other data of a financial or statistical nature or the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of the Trustee, as to which no opinion is expressed); and such counsel has no reason to believe that the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements or other data of a financial or statistical nature, as to which no opinion is expressed). The description in the Registration Statement and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Guarantor and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

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                                   SCHEDULE I

1. Offering Summary dated January 17, 2006, as first filed with the Commission pursuant to Rule 433 under the Securities Act

2. Offering Summary dated February 22, 2006, as first filed with the Commission pursuant to Rule 433 under the Securities Act

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